                                                     Draft of September 22, 1997

                                                                     Exhibit 4.8


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                       BANKERS TRUST NEW YORK CORPORATION


                                       TO


                  THE CHASE MANHATTAN BANK (formerly The Chase
                Manhattan Bank (National Association)), TRUSTEE

                                   ---------

                         SECOND SUPPLEMENTAL INDENTURE
                         Dated as of September __, 1997

                                   ---------

                           Supplemental to Indenture,
                          dated as of November 1, 1991

                                 as amended by
                         First Supplemental Indenture,
                         dated as of September 1, 1993


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     SECOND SUPPLEMENTAL INDENTURE, dated as of September __, 1997, between BANKERS TRUST NEW YORK CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), and THE CHASE MANHATTAN BANK (formerly The Chase Manhattan Bank (National Association)), a banking corporation duly organized and existing under the laws of the State of New York , as Trustee under the Indenture referred to below (the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Company and the Trustee are parties to the Indenture, dated as of November 1, 1991, as previously supplemented by the First Supplemental Indenture thereto, dated as of September 1, 1993 (as so supplemented, the "Indenture"), pursuant to which the Company has issued certain Securities that remain outstanding as of the date hereof; and

     WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture without the consent of any Holder to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall not apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, nor modify the rights of the Holder of any such Security with respect to such provision, or
(ii) shall become effective only when there is no such Security Outstanding; and

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend and supplement the Indenture in certain respects, which amendment and supplement shall not apply to any Securities created prior to the execution of this Second Supplemental Indenture; and

     WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture by a Board Resolution, as defined in the Indenture, and all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with the terms of the Indenture, have been done;

     NOW, THEREFORE, the Company and the Trustee hereby agree as follows:
                                   Article I

                                   AMENDMENTS
                                   ----------

     Section 1.01. Amendments to Section 101 of Indenture.

     (a) Section 101 of the Indenture is hereby amended by replacing the words "its Vice Chairman of the Board," in the definition of "Company Request" or "Company Order" with the words "its Senior Vice Chairman, one of its Vice Chairmen,".

     (b) Section 101 of the Indenture is hereby further amended by replacing the words "a Vice Chairman of the Board," in the definition of "Officers' Certificate" with the words "its Senior Vice Chairman, one of its Vice Chairmen,".

     (c) Section 101 of the Indenture is hereby further amended by inserting the words "in Section 114 or, if different," in the definition of "Outstanding " immediately following the words "the U.S. dollar equivalent, determined in the manner provided" therein.

     Section 1.02. Amendments to Section 201 of Indenture. Section 201 of the Indenture is hereby amended by adding the following at the end of the first paragraph thereof:

     If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

     Section 1.03. Amendments to Section 301 of Indenture.

     (a) Section 301(5) of the Indenture is hereby amended by inserting the words "(or the formula pursuant to which such rate or rates shall be determined)" after the word "rates" the first time such word appears in such section:

     (b) The penultimate paragraph of Section 301 of the Indenture is hereby amended by adding the following at the end thereof:

     All Securities of any one series need not be issued at one time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

     (c) The final paragraph of Section 301 of the Indenture is hereby amended by adding the following at the end thereof:

     If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

     Section 1.04. Amendments to Section 303 of Indenture.

     (a) The first paragraph of Section 303 of the Indenture is hereby amended by replacing the words "its Vice Chairman of the Board," with the words ", its Senior Vice Chairman, one of its Vice Chairmen".

     (b) The third paragraph of Section 303 of the Indenture is hereby amended by inserting the following after the first sentence thereof:

     If all of the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue, and for instructing the Trustee to authenticate and deliver such Securities (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing).

     (c) Subparagraph (a) of the third paragraph of Section 303 of the Indenture is hereby amended by inserting the words "or, if all the Securities of such series are not to be issued at one time, will be" following the words "have been" therein.

     Section 1.05.  Amendments to Section 305 of Indenture.

     (a) The seventh paragraph of Section 305 of the Indenture is hereby amended and restated as follows:

          If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     (b) The eighth paragraph of Section 305 of the Indenture is hereby amended by inserting the words "at a time when the Depository is required to be so registered in order to act as such depository" after the words "as amended," and before the words "(ii) the Company" in the first sentence thereof.

     (c) Section 305 of the Indenture is hereby further amended by adding the following paragraph at the end thereof:

          Except as provided in the immediately preceding paragraph and as otherwise provided as contemplated by Section 301 with respect to any series of Securities evidenced in whole or in part by a Book-Entry Security, (i) a Book-Entry Security may not be transferred except as a whole by the Depository with respect to such Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository and (ii) the Depository may not sell, assign, transfer or otherwise convey any beneficial interest in a Book-Entry Security evidencing all or part of the Securities of such Series unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series.

     Section 1.06. Amendments to Section 501 of Indenture. Subsections (e) and
(f) of Section 501 of the Indenture are hereby amended by replacing the words "the Federal Bankruptcy Act" each time such words appear with the words "Title 11 of the United States Code".


                                  Article II

                                 MISCELLANEOUS
                                 -------------

     Section 2.01. Defined Terms. For all purposes of this Second Supplemental Indenture, except as otherwise stated herein, capitalized terms used but not defined in this Second Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.

     Section 2.02. Trustee's Rights, Duties and Immunities. All of the provisions of the Indenture with respect to the rights, duties and immunities of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 2.03. Application of Amendments. All amendments to the Indenture made hereby shall have effect only with respect to the Securities of any series created on or after the date hereof, and not with respect to the Securities of any series created prior to the date hereof.

     Section 2.04. Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 2.05. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 2.06. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     Section 2.07. Ratification and Confirmation. As amended and modified by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              BANKERS TRUST NEW YORK CORPORATION



                              By:_______________________________
                                    Name:
                                    Title:

ATTEST:


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                              THE CHASE MANHATTAN BANK (formerly The Chase
                              Manhattan Bank (National Association)), as Trustee



                              By:_______________________________
                                    Name:
                                    Title:


ATTEST:


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STATE OF NEW YORK   )
COUNTY OF NEW YORK  )  ss.:
                    )

     On the ___ day of September, 1997, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that s/he is _____________________ of Bankers Trust New York Corporation, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.

[Notarial Seal]               ___________________


STATE OF NEW YORK   )
COUNTY OF NEW YORK  )  ss.:
                    )

     On the ___ day of September, 1997, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that s/he is _____________________ of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.

[Notarial Seal]               ___________________